UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 12, 2016
(Date of earliest event reported)

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
628 Main Street
Danville, Virginia 24541
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (434) 792-5111
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K initially filed by American National Bankshares Inc. (the "Company") with the Securities and Exchange Commission on January 13, 2016 (the "Original Form 8-K"). The Company is filing this Current Report on Form 8-K/A to add Item 5.02 which was inadvertently left out of the Original Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2016, American National Bankshares Inc. (the “Company”), the parent company of American National Bank and Trust Company (the “Bank”), announced the appointment of Cathy W. Liles as Senior Vice President and Chief Accounting Officer of the Company and the Bank, effective January 4, 2016. Ms. Liles most recently served as Senior Vice President and

Chief Financial Officer for Carter Bank & Trust from May 2013 to December 2015. Previously, she worked as a partner in the accounting firm Dixon Hughes Goodman from December 1999 to April 2013. She is a Certified Public Accountant and an alumna of Belmont Abbey College.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL BANKSHARES INC.

By:	/s/ William W. Traynham
William W. Traynham
Executive Vice President and
Chief Financial Officer
Date: March 18, 2016